UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2024

NORTHERN STAR INVESTMENT CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39929	85-3909728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one redeemable warrant	NSTB.U	NYSE American LLC
Class A Common Stock, par value $0.0001 per share	NSTB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2024, the U.S. Securities and Exchange Commission (the “Commission”) announced that it had entered into a settlement with Northern Star Investment Corp. II (the “Company”) regarding alleged violations in connection with the previously proposed business combination with Apex Fintech Solutions LLC (“Apex”) and entered into a cease-and-desist order (the “Order”) related thereto. Despite the best efforts of the Company and Apex over almost eight months, the parties were unable to have the Company’s registration statement on Form S-4 relating to the proposed transaction cleared by the staff of the Commission and as a result, the transaction was terminated in November 2021.

The Order states that the Company had violated Section 17(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Without admitting or denying the statements in the Order, the Company agreed (i) to cease and desist from committing or causing any violations or future violations of Section 17(a)(2) of the Securities Act and (ii) to pay a civil money penalty in an amount of $1.5 million to the Commission within 14 days after the closing of any merger or a comparable business combination or transaction; provided, however, that if the Company liquidates the trust account established by it in connection with its initial public offering and returns the money in trust to public stockholders prior to April 30, 2024, the Commission will forgo the civil monetary penalty.

The Company’s amended and restated certificate of incorporation (the “Charter”) currently provides that it must return the money in trust to public stockholders if it has not consummated an initial business combination by January 28, 2024. As the Company does not have sufficient time to consummate an initial business combination by such date, the Company intends to distribute the funds in trust to public stockholders. As a result, the Company anticipates that the civil monetary penalty will not be required to be paid to the Commission pursuant to the terms of the Order.

The Company currently intends to allow public stockholders to retain their shares notwithstanding the distribution of funds from trust and to continue its corporate existence thereafter in an effort to ultimately acquire a business or entity. Further information regarding the foregoing will be provided in a separate Current Report on Form 8-K to be filed by the Company in the near term.

The foregoing references and description of the Order in this Current Report on Form 8-K are not complete and are subject to, and qualified in their entirety by reference to, the actual Order, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Forward-looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “expect,” “intend,” and similar expressions, as they relate to the Company, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors which may not be in the control of the Company. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company has no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2024	NORTHERN STAR INVESTMENT CORP. II

	By:	/s/ Jonathan Ledecky
Jonathan Ledecky
Chief Operating Officer

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